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                                                                    EXHIBIT 10.3

                            NQO AGREEMENT - DIRECTOR

      THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and M-tron Industries, Inc. (the "Company");

                                WITNESSETH THAT:

      WHEREAS, the Company maintains the 2000 Stock Option Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant is a non-employee Director of the Company who is receiving a Non-Qualified Stock Option Award under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

            1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

                  1. The "Participant" is .

                  2. The "Grant Date" is .

                  3. The number of "Covered Shares" shall be ___________ shares of Class A Common Stock.

                  4. The "Exercise Price" is $__ per share.

            Other terms used in this Agreement are defined pursuant to paragraph 9 or elsewhere in this Agreement.

            2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Class A Common Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

            3. Date of Exercise. Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such
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installment:

--------------------------------------------------------------------------------
INSTALLMENT             VESTING DATE APPLICABLE TO INSTALLMENT
--------------------------------------------------------------------------------
75% of Covered Shares   [date]
--------------------------------------------------------------------------------
25% of Covered Shares   [date]
--------------------------------------------------------------------------------

      An Installment shall not become exercisable on the otherwise applicable Vesting Date if the date of Participant's Termination Directorship (as defined in paragraph 9) occurs on or before such Vesting Date.

      The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the date of Termination Directorship, or as to which it became exercisable on the date of Termination Directorship in accordance with this paragraph 3.

            4. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

                  1. the ten-year anniversary of the Grant Date;

                  2. if the Participant's Termination of Directorship occurs by reason of death, Disability or Retirement, the one-year anniversary of the date of such Termination; or

                  3. if a Participant's Termination of Directorship occurs by reason of involuntary termination without Cause, the 90-day anniversary of the date of such Termination;

            d. if a Participant's Termination of Directorship occurs by reason of Participant's voluntary action and date of such Termination of Directorship occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Directorship by the Company for Cause (without regard to any notice or cure period requirements), the 30-day anniversary of the date of such Termination;


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            e. if a participant's Termination of Directorship is for any reason other than clauses a. through d. above, the date of such Termination provided that in the event such Termination is for Cause or is a voluntary termination or voluntary resignation within ninety (90) days after occurrence of an event which would be grounds for Termination of Directorship by the Company for Cause (without regard to any notice or cure period requirement), at the time of occurrence of the event which would be grounds for Termination of Employment for Cause.

            5. Change of Control. The provision of Article VIII of the Plan shall be applicable in the case of a Change in Control of the Company as if the Board of Directors was not exercised its discretion or provided otherwise.

            6. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Class A Common Stock which the Participant elects to purchase, and shall be accompanied by payment of the purchase price for such shares of Class A Common Stock indicated by the Participant's election or such other arrangement for the satisfaction of the purchase price as the [Committee] may accept. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Class A Common Stock owned unencumbered by the Participant for at least six months and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Class A Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

            7. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Board of Directors from time to time, such withholding obligations may be satisfied through the surrender


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of shares of Class A Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

            8. Transferability. Except as otherwise provided in this paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the approval of the Board of Directors, may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

            9. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

            a. "Cause" shall mean, an act or failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

            b. "Disability" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

            c. "Retirement" with respect to a Participant's Termination of Directorship, shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five (65).

            d. "Termination of Directorship" shall mean, with respect to a non-employee director, that the non-employee director has ceased to be a director of the Company for any reason.

            e. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

            5. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any


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person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

            6. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in [the Board of Directors], and the [Board of Directors] shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the [Board of Directors] and any decision made by it with respect to the Agreement is final and binding on all persons.

            7. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of he Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the committee from time to time pursuant to the Plan.

            8. Not A Directorship Contract. The Option will not confer on the Participant any right with respect to continuance of service as a director of the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary, or the shareholders of the Company or any Subsidiary, would otherwise have to terminate or modify the terms of such Participant's directorship or other service at any time.


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            9. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

            10. Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 4.2 of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

            11. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

            12. Adjustments for Pooling-of-Interests Accounting. If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.

            13. Lock-Up Period. In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Common Stock, the Participant shall be prohibited from effecting any public sale or distribution of any Stock (other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the "lock-up" period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering.

            14. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

            15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts


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made and to be wholly performed therein. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

            16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.


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      IN WITNESS WHEREOF, the Participant has executed this Agreement, and the
Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                                Participant


                                                M-tron Industries, Inc.
                                                By:
                                                Its:


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